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                                                                    FORM 1 (ISO)

                             STOCK OPTION AGREEMENT

         THIS AGREEMENT, made as of ________________, 20__, by and between SAGA COMMUNICATIONS, INC., a Delaware corporation (the "Corporation"), and ______________________________ (the "Optionee").

                              W I T N E S S E T H

         WHEREAS, the Optionee is now employed by the Corporation or a subsidiary of the Corporation and the Corporation desires to have the Optionee remain in such employment and to afford Optionee the opportunity to acquire, or enlarge, Optionee's stock ownership in the Corporation so that the Optionee may have a direct proprietary interest in the Corporation's success.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

         1.       GRANT OF INCENTIVE STOCK OPTION

                  Subject to the terms and conditions set forth herein and in the Saga Communications, Inc. 2005 Incentive Compensation Plan, as amended from time to time (the "Plan"), the Corporation hereby grants to the Optionee an Incentive Stock Option (as defined in the Plan) (the "Option") entitling the Optionee, during the period set forth in Article 3 of this Agreement, to purchase from the Corporation up to, but not exceeding in the aggregate, _____ shares of the Corporation's Class A Common Stock, $.01 par value ("Class A Common Stock"), at a price per share of $______ (110% of FMV if granted to greater than 10% shareholder), subject to adjustment as provided in Article 10 below. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

         2.       VESTING AND EXERCISE OF OPTION

                  The Option shall not be vested to any extent and may not be exercised prior to March 1, 200__. Subject to the terms and conditions set forth herein, the Option shall be vested and exercisable beginning on March 1, 200__, to the extent of 20% of the shares covered thereby, and an additional 20% beginning on March 1 of each of the years 200__, 200__, 200__, and 200__, provided, however, that Optionee is an "Employee" (as defined in the Plan) on the applicable date of vesting. If Optionee is not an "Employee" on the vesting date, the Option and the underlying shares of common stock shall be forfeited. In the event that the Optionee's employment by the Corporation is terminated for Cause (as defined in the Plan), the vesting of the Option shall cease immediately upon the date of termination, and any vested but unexercised portion of the Option shall not be exercisable to any extent. All Options shall become fully vested and exercisable in full upon the occurrence of a Change in Control, as defined in the Plan, or if the Committee determines that a Change in Control has occurred, if Optionee is an Employee (as defined in the Plan) at the time of such occurrence. Whether an authorized leave of absence or absence on military or government service shall constitute termination of

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employment shall be determined by the Committee authorized to administer the
Plan; and such Committee shall determine whether a termination is with or without Cause, a voluntary retirement, or due to Disability (as defined in the Plan).

                  During any calendar year, the Optionee may exercise the Option only to the extent that the aggregate fair market value of the Class A Common Stock (determined in accordance with the Plan) with respect to which the Options are exercisable for the first time by the Optionee during such calendar year (under this Plan and all similar plans of the Corporation by which the Optionee is employed and its parent or subsidiary corporations) does not exceed $100,000.

         3.       OPTION PERIOD

                  The vested and exercisable portion of the Option, as determined in accordance with Article 2 of this Agreement, may be exercised for a period of ten (10) years from the date hereof (five (5) years if granted to greater than 10% shareholder) provided, however, that if the Optionee is terminated (1) for Cause, any unexercised portion of the Option (whether then exercisable or not) shall, as of the time of the Cause determination, immediately terminate, (2) due to death or Disability, then the Option, to the extent that it is exercisable on the date of termination, shall be exercisable only until the earlier of the one year anniversary of such termination or ten
(10) years from the date hereof (five (5) years if holder is greater than 10% shareholder); (3) for any other reason, (except as provided in the next sentence) then the Option, to the extent that it is exercisable on the date of termination, shall be exercisable only until the earlier of the three month anniversary of such termination or ten (10) years from the date hereof (five (5) years if holder is greater than 10% shareholder). If, on or after the date that the Option first becomes exercisable, Optionee's status as an Employee is terminated due to retirement, or is terminated involuntarily (other than for Cause or due to death or Disability) within 6 months following a Change in Control, then the Option shall be exercisable until ten (10) years from the date hereof, (five (5) years if holder is greater than 10% shareholder).

         4.       METHOD OF EXERCISING OPTIONS

                  During the period when the Option may by its terms be exercised, the Optionee may from time to time exercise the Option in whole or in part by delivering to the Corporation: (i) a written notice duly signed by the Optionee, stating the number of shares that the Optionee has elected to purchase at that time from the Corporation, and (ii) by payment utilizing any of the methods described in Article 2.3 of the Plan.

         5.       ISSUANCE OF SHARES

                  As promptly as practical after receipt of such written notification and consideration, the Corporation shall issue or transfer to the Optionee the number of shares with respect to which the Option has been so exercised and shall deliver to the Optionee a certificate or certificates therefore in the Optionee's name.

         6.       DEFINITIONS

         (a) The term "subsidiary" as used in this Agreement shall mean any subsidiary of the Corporation as defined in Section 424(f) of the Code.

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         (b) The term "parent" as used in this Agreement shall mean any parent of the Corporation as defined in Section 424(e) of the Code.

         (c) Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Option may be transferred by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or ERISA, the word "Optionee" shall be deemed to include such person or persons.

         7.       NON-TRANSFERABILITY

                  The Option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order and is exercisable during the Optionee's lifetime only by him. No assignment or transfer of the Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, provided that the Corporation is furnished with written notice of the transfer by will or the laws of descent and distribution or pursuant to a qualified domestic relations order and a copy of the will, order and/or such other evidence as the Committee authorized to administer the Plan may deem necessary to establish to its satisfaction the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option shall terminate and become of no further effect.

         8.       COMPLIANCE WITH LAW AND REGULATIONS

                  This Option and the obligation of the Corporation to sell and deliver shares hereunder, shall be subject to all applicable Federal and State laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of stock prior to (a) the listing of such shares on any stock exchange in which the stock may then be listed and
(b) the completion of any registration or qualification of such shares under any Federal or State law, or any rule or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable. Moreover, this Option may not be exercised if its exercise, or the receipt of shares of stock pursuant thereto, would be contrary to applicable law.

         9.       NOTICE.

                  Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address is so designated, all notices or communications by the Optionee to the Corporation shall be mailed or delivered to the Corporation at its office at 73 Kercheval Avenue, Grosse Pointe Farms, MI 48236, Attention: Chief Financial Officer, and all notices or communications by the Corporation to the Optionee may be given to the Optionee personally or may be mailed to him or her at the address shown below his or her signature to this Agreement.

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         10.      ADJUSTMENTS

                  The provisions of Article VI of the Plan are incorporated herein.

         11.      NO RIGHTS AS STOCKHOLDER

                  Optionee shall have no rights as a stockholder with respect to any shares of stock subject to this Option prior to the date of issuance to him of a certificate or certificates for such shares.

         12.      NO RIGHT TO CONTINUED EMPLOYMENT

                  This Option shall not confer upon Optionee any right with respect to continuance of employment by the Corporation or any subsidiary or parent, nor shall it interfere in any way with the right of the Optionee's employer to terminate his employment at any time.

         13.      OPTIONEE BOUND BY PLAN

                  Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all terms and provisions thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                         SAGA COMMUNICATIONS, INC.

                                         By:____________________________________
                                                  Edward K. Christian
                                                  President/Chairman/C.E.O.

OPTIONEE

__________________________________
Name

__________________________________
Social Security Number

__________________________________
Address of Optionee

__________________________________

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